Exhibit 10.27

99 PARK AVENUE NEW YORK. N.Y. 10016 (212) 697-1200

As of July 31, 2006

Cygne Designs, Inc.

11 West 42nd Street

New York, New York 10036

Re:        Factoring Agreement dated July 31, 2005

Gentlemen:

We refer to the Factoring Agreement dated as of July 31, 2005 (as amended, the “Factoring Agreement”), which among other things sets forth the terms on which Milberg Factors, Inc. (“Milberg”) has agreed to make certain discretionary advances available to Cygne Designs, Inc. (the “Borrower”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Factoring Agreement.

WHEREAS, the Factoring Agreement, without limiting Milberg’s discretion with respect to the provision of advances, requires that the Borrower be in compliance with certain financial covenants; and

WHEREAS, the Borrower has requested that Milberg agree to increase the Maximum Revolving Amount (without in any way limiting Milberg’s discretion with respect to the provision of any such advances).

NOW, THEREFORE:

1. Each of the Borrower and Milberg agrees that the Maximum Revolving Amount set forth in Section 2 of the Factoring Agreement is hereby amended and increased to “$25,000,000” from “$20,000,000”.

2. The Borrower represents and warrants to Milberg that as of the date hereof it has not delivered any termination notice in respect of the Factoring Agreement to Milberg.

3. The Borrower represents that as of the date hereof (i) the Tangible Net Worth of the Borrower is equal to or exceeds $3,000,000 and (ii) the Working Capital of the Borrower is equal to or exceeds $3,000,000. The Borrower further represents and warrants that as of the date hereof (x) each representation and warranty of the Borrower set forth in the Factoring Agreement and all related agreements is, and will be, true and accurate in all material respects as of the date such representation or warranty was made or deemed made and (y) the Borrower is, and will be, in compliance with each covenant (financial or otherwise) set forth in the Factoring Agreement and all related agreements.

The Borrower agrees, acknowledges and affirms that all advances made under the Factoring Agreement are made in Milberg’s sole and absolute discretion and are payable upon demand and that the enumeration in this amendment letter, or in any other document relating to such advances, of specific obligations and/or conditions to the availability of such advances shall not be construed to qualify, define or otherwise limit Milberg’s sole and absolute discretion to make such advances and/or Milberg’s right, power or ability, at any time, to make demand for payment of the entire outstanding principal of and interest due under the Factoring Agreement.

The Borrower acknowledges and agrees that, except as specifically set forth above, all terms and conditions of the Factoring Agreement remain unchanged and that the Factoring Agreement remains in full force and effect. Subject to the amendments provided for herein, the Borrower hereby ratifies, confirms and reaffirms all the terms and conditions in the Factoring Agreement.

All security described in the Factoring Agreement and any related security agreement entered into in connection therewith shall continue to secure all indebtedness, liabilities and obligations of the Borrower to Milberg, and all provisions, covenants and agreements contained in any related security agreement are hereby confirmed, ratified and reaffirmed, and each such agreement is and shall remain in full force and effect.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

[Signature Page to July 31, 2006 Amendment]

Very truly yours,

MILBERG FACTORS, INC.

By:	/s/ William A. Zisfein
William A. Zisfein
Senior Vice President

Acknowledged, agreed to and accepted:

CYGNE DESIGNS, INC.

By:	/s/ Bernard M. Manuel
Bernard M. Manuel, Chairman and Chief Executive Officer

Acknowledged:

GUARANTOR:

/s/ HUBERT GUEZ
HUBERT GUEZ

[Signature Page to July 31, 2006 Amendment]

Very truly yours,

MILBERG FACTORS, INC.

By:	/s/ William A.Zisfein
William A.Zisfein
Senior Vice President

Acknowledged, agreed to and accepted:

CYGNE DESlGNS, INC.

By:	/s/ Bernard M.Manuel
Bernard M.Manuel, Chairman and Chief Executive Officer

Acknowledged:

GUARANTOR:

/s/ HUBERT GUEZ
HUBERT GUEZ

[Signature Page to As of July 31, 2006 Amendment]

Very truly yours,

MILBERG FACTORS, INC.

By:	/s/ William A. Zisfein
William A. Zisfein Senior Vice President

Acknowledged, agreed to and accepted:

CYGNE DESIGNS, INC.

By:.	/s/ Bernard M. Manuel
Bernard M. Manuel, Chairman and Chief Executive Officer

Acknowledged:

GUARANTOR:

/s/ HUBERT GUEZ
HUBERT GUEZ

AMENDED AND RESTATED GUARANTY

MILBERG FACTORS, INC.

99 Park Avenue

New York, NY 10016

Gentlemen:

The terms and conditions of this Amended and Restated Guaranty (this “Guaranty”) supersede and amend and restate in their entirety all terms and conditions of the guaranty executed by the undersigned in favor of you dated July 31,2005.

In order to induce you to continue to provide services under that certain Factoring Agreement bearing the effective date of July 31, 2005, as amended, with Cygne Designs, Inc. at 11 West 42nd Street, New York, NY 10036 (hereinafter referred to as the “Client”) and/or in consideration of any loans, advances, payment, extensions of credit, benefits or financial accommodations heretofore or hereafter made, granted or extended by you or which you have or will become obligated to make, grant or extend to or for the account of the Client, the undersigned (and each of them if more than one) guarantees without deduction by reason of set-off, defense, or counterclaim of any party, or loss of contribution from any co-guarantor hereunder, the due performance of all of the Client’s contracts and agreements with you, both present and future and any and all subsequent renewals, extensions, continuations, modifications, supplements and amendments thereof, and the prompt payment to you with interest of any and all sums which may be presently due and owing or which shall in the future become due and owing to you from the Client, whether incurred by the Client as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by you. This joint and several primary liability shall include but not be limited to any and all amounts charged or chargeable to the account of the Client and any and all existing and future obligations and indebtedness of the Client, whether acquired by you by assignment, transfer, or otherwise, and whether or not such obligations and indebtedness shall arise under the aforesaid Factoring Agreement or under any other contract or agreement or any renewal, modification, supplement or amendment thereof, or shall be represented by or payable under instruments of indebtedness or otherwise, and whether or not such obligations and indebtedness shall be acquired by you from any concern which is your parent or subsidiary or the co-subsidiary of your parent or for which you may now or in the future act as a factor and/or lender (all of the foregoing obligations and indebtedness hereinafter referred to as the “Obligations”), and in addition, the undersigned shall be liable to you for reasonable attorneys’ fees and expenses, if any claim hereunder is referred to an attorney for collection or in connection with any amendment of this Guaranty. The undersigned shall be liable to you for the payment of such obligations and indebtedness irrespective of the genuineness, validity, regularity or enforceability of such obligations or indebtedness, or of any instrument evidencing any of such obligations or indebtedness or any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such obligations or indebtedness in any case commenced by or against the Client under any Debtor Relief Law, including, without limitation, obligations or indebtedness of the Client for post-petition interest, fees, costs and charges that would have accrued or been added to such obligations or indebtedness but for the commencement of such case. For purposes hereof, “Debtor Relief Law” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief law affecting the rights of creditors generally from time to time in effect.

The undersigned hereby waives notice of acceptance hereof and of all notices and demands of any kind to which the undersigned may be entitled, including without limitation, notice of adverse change in Client’s financial condition or of any other fact which might materially increase the risk of the undersigned; all demands of payment on, and notice of nonpayment, protest and dishonor to the undersigned, or the

Client, or the makers, or endorsers of any notes or other instruments for which the undersigned is or may be liable hereunder. The undersigned waives all suretyship defenses. The undersigned hereby further waives the right to renounce any disposition or transfer of assets whether created under a will, trust agreement or intestacy statute, with respect to any devise, bequest, distributive share, trust account, life insurance or annuity contract, employee benefit plan (including, without limitation, any pension, retirement, death benefit, stock bonus or profit sharing plan, system or trust), or any other disposition or transfer created by any testamentary or nontestamentary instrument or by operation of law, and any of the foregoing created or increased by reason of a renunciation made by another person. All sums at any time to the credit of the undersigned and any property of the undersigned in your possession shall be deemed held by you as security for any and all of the undersigned’s obligations to you and to any company or companies which may now or at any time be your parent or subsidiary, or the co-subsidiary of your parent, no matter how or when arising and whether under this or any other instrument, agreement or otherwise. The undersigned further waives notice of and hereby consents to any agreement or arrangements whatever with the Client or any one else including, without limitation, agreements and arrangements for payment extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, contracts or agreements or other guarantors, or of the making of any election of rights or remedies you may deem desirable under any Debtor Relief Law, or for the change or surrender of any and all security, or for compromise, whether by way of acceptance of part payment or of dividends or in any other way whatsoever, and the same shall in no way impair the undersigned’s liability hereunder. Nothing shall discharge or satisfy the liability of the undersigned hereunder except the full performance and payment of the said obligations and indebtedness with interest. The undersigned acknowledges that no oral representations, including any representations to extend credit or provide other financial accommodations to the Client, have been made to induce the undersigned to enter into this Guaranty. Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by you, the undersigned shall not be entitled to be subrogated to any of your rights against the Client or against any collateral or guarantee or right of offset held by you for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from the Client in respect of payments made by the undersigned hereunder, until all amounts owing to you by the Client on account of the Obligations are paid in full and any agreement between the Client and you pursuant to which financial accommodations are made, granted or extended by you to the Client has been terminated. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and all such agreements shall not have been terminated, such amount shall be held by the undersigned in trust for you, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to you in the exact form received by the undersigned (duly endorsed by the undersigned to you, if required), to be applied against the Obligations, whether matured or unmatured, in such order as you may determine, subject to the provisions of any applicable agreement. Any and all present and future debts and obligations of the Client to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all the Obligations of the Client to you. The undersigned agrees that if the Client or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in bankruptcy or any insolvency or reorganization proceeding shall be filed or commenced by, or in respect of the Client or any of the undersigned, any and all obligations of the undersigned shall, at your option, forthwith become due and payable without notice. If you receive any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by you, our obligations to you shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until we shall have made full payment to you, which payment shall be due on demand.

The undersigned agrees to deliver to you, (i) within 90 days of the end of each calendar year, a personal financial statement (in form reasonably satisfactory to you) and (ii) within 90 days after filing any and all federal, state and local personal tax returns, copies of such tax returns.

Your books and records showing the account between you and the Client shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. This instrument is and shall be construed to be an absolute, irrevocable, continuing, unconditional and unlimited guaranty of payment, and shall continue in full force and effect, notwithstanding the death of any of the undersigned, until terminated by the actual receipt by you from the undersigned by registered mail of written notice of termination; such termination shall be applicable only to transactions having their inception thereafter, and rights and obligations arising out of transactions having their inception prior to such termination shall not be affected. Termination by one or more of the undersigned shall not affect the liability of such of the undersigned who do not give such notice of termination.

This Guaranty shall be enforceable before or after proceeding against the Client or simultaneously therewith, and without recourse to any security, and shall be effective regardless of the subsequent incorporation, merger, consolidation or other change, restructuring or termination of the structure or existence of the Client or any affiliate thereof, or any change in the composition, nature, personnel or location of the Client or any taking, exchange, release or non-perfection of any collateral or any manner of application of collateral, or proceeds thereof, to all or any of the Obligations of Client guaranteed hereby, or any manner of sale or other disposition of any collateral or any other assets of Client or any affiliate. The obligations of the undersigned hereunder are independent of the Obligations guaranteed hereby, and a separate action or actions may be brought and prosecuted against any or all of the undersigned to enforce this Guaranty, irrespective of whether any action is brought against the Client or any other person liable in whole or in part for the Obligations guaranteed hereby. This Guaranty shall inure to and shall be enforceable by you, any concern which is or may at any time be your parent or subsidiary or the co-subsidiary of your parent and your and their successors and assigns and shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned. This instrument cannot be changed or terminated orally. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUSIVE OF ITS CONFLICT OF LAWS PROVISIONS. WE AGREE THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT YOUR OPTION, IN ANY OTHER COURT LOCATED IN NEW YORK STATE OR ELSEWHERE AS YOU MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND WE SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURT. WE WAIVE PERSONAL SERVICE OF PROCESS AND CONSENT THAT SERVICE OF PROCESS UPON US MAY BE MADE BY CERTIFIED MAIL OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO US AT OUR ADDRESS APPEARING ON YOUR RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN US AND WE WAIVE THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY YOU WITH REGARD TO THIS AGREEMENT ANY IMMUNITIES, OFFSETS OR COUNTERCLAIMS WHICH WE MAY HAVE.

See Riders Attached.

Dated:	July 31, 2006
Witness:	/s/ Linda Menzel	/s/ Hubert Guez
(Guarantor) Hubert Guez
		Home Address:	100 North Carolwood Drive Los Angeles, CA 90077-3515

RIDER

Anything in this Guaranty to the contrary notwithstanding the maximum liability of the undersigned under this Guaranty is limited to the principal amount of one million five hundred thousand dollars ($1,500,000), plus accrued and unpaid interest, plus any costs and expenses of enforcing this Guaranty, plus the value of any collateral pledged by or on behalf of the undersigned to you from time to time; provided, however, that if any of the obligations guaranteed under this Guaranty arise from your factoring accounts receivable of the Client that are fraudulent, spurious, not bona fide or from your reliance on false information which was provided by the Client or the undersigned to you then the liability of the undersigned under this Guaranty shall be unlimited.

By:	/s/ Hubert Guez
Hubert Guez

RIDER TO GUARANTY

This RIDER TO GUARANTY (this “Rider”), dated as of July 31, 2006, is executed by Hubert Guez, an individual (“Guarantor”), in favor of and delivered to MILBERG FACTORS, INC. (“Factor”).

WHEREAS, Guarantor is contemporaneously herewith executing and delivering to Factor that certain Guaranty, dated as of even date herewith (the “Guaranty”). All initially capitalized terms used but not defined herein shall have the meanings attributed to same in the Guaranty;

WHEREAS, Guarantor and Factor have elected that the Guaranty be governed by and construed in accordance with the laws of the State of New York;

WHEREAS, in the event, contrary to the clear intent of Guarantor and Factor, the Guaranty is deemed governed by and construed in accordance with the laws of the State of California notwithstanding Guarantor’s and Factor’s wishes, Guarantor has agreed to execute and deliver this Rider, which Rider shall be a rider to the Guaranty.

NOW THEREFORE, Guarantor absolutely, unconditionally, knowingly, and expressly waives:

1. To the maximum extent permitted by law, and notwithstanding anything to the contrary contained in the Guaranty, any right it has under Section 2815 of the California Civil Code, or otherwise, to revoke the Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that such revocation shall be subject to the terms and provisions of the Guaranty relating to same;

2. Guarantor’s right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Factor to institute suit against, or to exhaust any rights and remedies which Factor has or may have against, the Client or any third party, or against any collateral for the obligations and indebtedness of the Client provided by the Client, Guarantor, or any third party. In this regard, Guarantor agrees that Guarantor is bound to the payment of all obligations and indebtedness of the Client, whether now existing or hereafter accruing, as fully as if such obligations and indebtedness were directly owing to Factor by Guarantor;

3. any defense Guarantor has to performance under the Guaranty, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Factor’s rights or remedies against the Client; the alteration by Factor of the obligations and indebtedness of the Client; any discharge of the Client’s obligations to Factor by operation of law as a result of Factor’s intervention or omission; or the acceptance by Factor of anything in partial satisfaction of the obligations and indebtedness of the Client;

4. the benefit of any statute of limitations affecting Guarantor’s liability under the Guaranty or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the obligations and indebtedness of the Client shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability under the Guaranty;

5. (i) any claim or defense based upon an election of remedies by Factor including any defense based upon an election of remedies by Factor under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Factor under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, Factor’s claim against the Client. Pursuant to California Civil Code Section 2856:

“Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

“Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the Client by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.”

“Guarantor waives all rights and defenses that Guarantor may have because the Client’s obligations and indebtedness are secured by real property. This means, among other things:

“(1) Factor may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Client.

“(2) If Factor forecloses on any real property collateral pledged by the Client:

(A) The amount of the obligations and indebtedness of the Client may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Factor may collect from Guarantor even if Factor, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the Client.

“This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Client’s obligations and indebtedness are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.”

If any of the obligations and indebtedness of the Client at any time are secured by a mortgage or deed of trust upon real property, Factor may elect, in its sole discretion, upon a default with respect to the obligations and indebtedness of the Client, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor under the Guaranty except to the extent the obligations and indebtedness of the Client are repaid with the proceeds of such foreclosure. Guarantor understands that (a) by virtue of the operation of California’s antideficiency law applicable to nonjudicial foreclosures, an election by Factor nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against the Client or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would prevent Factor from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against Factor any defense to the enforcement of the Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by Factor nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Client or other guarantors or sureties. Guarantor also agrees that the “fair market value”

provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor’s liability under the Guaranty;

6. any obligation that Factor (under Sections 2899 or 3433 of the California Civil Code or otherwise) marshal any assets of the Client or any other guarantor in favor of Guarantor, or against or in payment of any or all of the obligations and indebtedness of the Client.

7. ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, 2850, 2899 and 3433, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

This Rider shall append and shall be part and parcel of the Guaranty; and this Rider shall be governed by and construed in accordance with all of the terms of the Guaranty.

IN WITNESS WHEREOF, this Rider has been executed and delivered as of the date first above written.

/s/ Hubert Guez
Hubert Guez an, individual

Address:	100 North Carolwood
Los Angeles, CA 90077-3515